SEVENTH AMENDED AND RESTATED
BYLAWS OF
F5 NETWORKS, INC.
APPROVED
JANUARY 21, 2020

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TABLE OF CONTENTS

	Page
ARTICLE 1	OFFICES.........................................................................................................................................	1
1.1	PRINCIPAL OFFICE......................................................................................................................	1
1.2	REGISTERED OFFICE AND REGISTERED AGENT.................................................................	1
1.3	OTHER OFFICES...........................................................................................................................	1
ARTICLE 2	SHAREHOLDERS..........................................................................................................................	1
2.1	ANNUAL MEETING......................................................................................................................	1
2.2	SPECIAL MEETINGS....................................................................................................................	7
2.3	NOTICE OF MEETINGS................................................................................................................	7
2.4	QUORUM........................................................................................................................................	9
2.5	VOTING OF SHARES....................................................................................................................	9
2.6	ADJOURNED MEETINGS............................................................................................................	10
2.7	RECORD DATE..............................................................................................................................	10
2.8	RECORD OF SHAREHOLDERS ENTITLED TO VOTE............................................................	10
2.9	MEETINGS BY REMOTE COMMUNICATION EQUIPMENT..................................................	10
2.1	PROXIES.........................................................................................................................................	10
2.11	ORGANIZATION............................................................................................................................	11
2.12	SHAREHOLDER NOMINATIONS INCLUDED IN THE CORPORATION’S PROXY MATERIALS...................................................................................................................................	12
2.13	SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT...................	21
ARTICLE 3	BOARD OF DIRECTORS..............................................................................................................	21
3.1	MANAGEMENT RESPONSIBILITY............................................................................................	21
3.2	NUMBER OF DIRECTORS, QUALIFICATION..........................................................................	21
3.3	ELECTION......................................................................................................................................	21
3.4	VACANCIES...................................................................................................................................	22
3.5	REMOVAL......................................................................................................................................	22
3.6	RESIGNATION...............................................................................................................................	22
3.7	ANNUAL MEETING......................................................................................................................	23
3.8	REGULAR MEETINGS.................................................................................................................	23
3.9	SPECIAL MEETINGS....................................................................................................................	23
3.1	NOTICE OF MEETING..................................................................................................................	23
3.11	QUORUM OF DIRECTORS..........................................................................................................	24
3.12	PRESUMPTION OF ASSENT........................................................................................................	24
3.13	ACTION BY DIRECTORS WITHOUT A MEETING...................................................................	24
3.14	TELEPHONIC MEETINGS............................................................................................................	24
3.15	COMPENSATION...........................................................................................................................	24
3.16	COMMITTEES................................................................................................................................	25
ARTICLE 4	OFFICERS.......................................................................................................................................	25
4.1	APPOINTMENT..............................................................................................................................	25
4.2	QUALIFICATION...........................................................................................................................	25
4.3	OFFICERS DESIGNATED.............................................................................................................	25
4.4	DELEGATION................................................................................................................................	27
4.5	RESIGNATION...............................................................................................................................	27
4.6	REMOVAL......................................................................................................................................	27
4.7	VACANCIES...................................................................................................................................	27
4.8	COMPENSATION...........................................................................................................................	27

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TABLE OF CONTENTS
(continued)

	Page
ARTICLE 5	EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION..............................................................................................................	28
5.1	EXECUTION OF CORPORATE INSTRUMENTS.......................................................................	28
5.2	VOTING OF SECURITIES OWNED BY THE CORPORATION................................................	28
ARTICLE 6	STOCK............................................................................................................................................	28
6.1	FORM AND EXECUTION OF CERTIFICATES...........................................................................	28
6.2	LOST CERTIFICATES...................................................................................................................	29
6.3	TRANSFERS...................................................................................................................................	29
6.4	REGISTERED SHAREHOLDERS................................................................................................	29
6.5	EXECUTION OF OTHER SECURITIES.......................................................................................	29
ARTICLE 7	BOOKS AND RECORDS...............................................................................................................	30
7.1	BOOKS OF ACCOUNTS, MINUTES AND SHARE REGISTER................................................	30
7.2	COPIES OF RESOLUTIONS.........................................................................................................	31
ARTICLE 8	FISCAL YEAR................................................................................................................................	31
ARTICLE 9	CORPORATE SEAL.......................................................................................................................	31
ARTICLE 10	INDEMNIFICATION......................................................................................................................	31
10.1	RIGHT TO INDEMNIFICATION...................................................................................................	31
10.2	RIGHT OF INDEMNITEE TO BRING SUIT................................................................................	32
10.3	NONEXCLUSIVITY OF RIGHTS.................................................................................................	32
10.4	INSURANCE, CONTRACTS AND FUNDING............................................................................	32
10.5	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.................	33
10.6	PERSONS SERVING OTHER ENTITIES.....................................................................................	33
ARTICLE 11	AMENDMENT OF BYLAWS........................................................................................................	33

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SEVENTH AMENDED AND RESTATED
BYLAWS OF
F5 NETWORKS, INC.
These Seventh Amended and Restated Bylaws are promulgated pursuant to the Washington Business Corporation Act, as set forth in Title 23B of the Revised Code of Washington (the “Act”).
ARTICLE 1
OFFICES
1.1    PRINCIPAL OFFICE. The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors may designate.
1.2    REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of State of the State of Washington.
1.3    OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Washington, as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE 2
SHAREHOLDERS
2.1    ANNUAL MEETING.
(a)    The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on a date and at a time and place to be set by the Board of Directors.
(b)    At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors or the proposal of other business to be transacted must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any authorized committee thereof, (iii) otherwise properly brought by any shareholder of the corporation who is a shareholder of record both at the time the notice required by Subsection 2.1(c) is delivered to the Secretary of the corporation (the “Secretary”) and at the time of the annual meeting, who is entitled to vote at the

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meeting and who meets the requirements of and complies with the procedures set forth in this Section 2.1, or (iv) otherwise properly brought by any Nominating Shareholder (as defined below) who meets the requirements of and complies with the procedures set forth in Section 2.12. Subsection 2.1(b)(iii) and Section 2.12 shall be the exclusive means for a shareholder to make director nominations at an annual meeting of shareholders, and Subsection 2.1(b)(iii) shall be the exclusive means for a shareholder to submit other business at an annual meeting of shareholders (other than for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “1934 Act”) and included in the corporation’s notice of meeting).
(c)    For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to Subsection 2.1(b)(iii), the shareholder must have delivered timely notice thereof, in accordance with Subsection 2.1(g), to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for shareholder action. Without qualification, to be timely, a shareholder’s notice must be delivered to and received by the Secretary not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than one hundred (100) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. “Public announcement” as used herein shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.
(d)    Such shareholder’s notice to the Secretary pursuant to Subsection 2.1(b)(iii) shall set forth:
(i)    as to the shareholder giving the notice and any shareholder associated person (as defined below), if any, on whose behalf the proposal or nomination is made:
(A)    the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any shareholder associated person;

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(B)    the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any shareholder associated person and any derivative positions held or beneficially held by the shareholder or any shareholder associated person;
(C)    a description of any agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivatives, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any such shareholder associated person with respect to the corporation’s securities (any such agreement, arrangement or understanding, a “Derivative Instrument”);
(D)    a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among the shareholder or any shareholder associated person, on the one hand, and any other person acting in concert with any of them, on the other hand, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D of the 1934 Act (regardless of whether the requirement to file a Schedule 13D is applicable);
(E)    a description of the terms of and number of shares subject to any short interest in any security of the corporation in which the shareholder or any shareholder associated person has an interest (for purposes of these Bylaws, a person shall have a short interest in a security if the shareholder or shareholder associated person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(F)    a description of any proportionate interest in shares of the corporation or any Derivative Instrument held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder or any shareholder associated person is a general partner (or directly or indirectly beneficially owns an interest in a general partner) or is the manager or managing member (or directly or indirectly beneficially owns an interest in the manager or managing member) of a limited liability company or similar entity;
(G)    a description of the terms of and number of shares subject to any performance-related fees (other than an asset-based fee) to which the shareholder

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or any shareholder associated person is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any;
(H)    a description of the terms and number of shares subject to any arrangements, rights or other interests described in Subsections 2.1(d)(i)(C)-(G) held by members of the shareholder’s or any shareholder associated person’s immediate family sharing the same household;
(I)    any other information relating to the shareholder or any shareholder associated person or any person who would be considered a participant in a solicitation with such shareholder or shareholder associated person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the 1934 Act;
(J)    a representation that the shareholder is a holder of record of the stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business or nomination and to vote or cause to be voted its stock at the meeting;
(K)    a statement whether either such shareholder or any shareholder associated person will deliver a proxy statement and form of proxy to holders of at least the percentage of the votes entitled to be cast on the proposal or nomination required under applicable law to carry the proposal or to elect the director; and
(L)    any other information reasonably requested by the corporation.
(ii)    as to each person (a “nominee”) whom the shareholder proposes to nominate for election or reelection as a director:
(A)    the name, age, business address and residence address of the nominee;
(B)    the principal occupation or employment of the nominee;
(C)    the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivatives positions held or beneficially held by the nominee;
(D)    a description of any agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivatives, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on

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behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the nominee with respect to the corporation’s securities;
(E)    a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among the shareholder and any shareholder associated person or other person acting in concert, on the one hand, and the nominee and the nominee’s respective affiliates or persons acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any affiliate or person acting in concert with either were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant;
(F)    a description of the material terms of all agreements and arrangements between any nominee and any person or entity other than the corporation relating to compensation or other payment in connection with the nominee’s candidacy or, if elected, service as a director;
(G)    a completed and signed questionnaire, representation and agreement required by Section 2.13;
(H)    other information as the corporation may reasonably require to determine the eligibility of the nominee to serve as a director of the corporation and whether the nominee would be deemed “independent” under applicable law; and
(I)    any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or reelection of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or reelected, as the case may be); and
(iii)    as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such shareholder and the shareholder associated person, if any, on whose behalf the proposal is made.

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In addition, to be in proper form under this Section 2.1, a shareholder’s notice to the Secretary must be supplemented not later than ten (10) days following the record date for notice of the meeting to disclose the information required by this Subsection 2.1(d) as of the record date for notice of the meeting and shall be updated through the date of the annual meeting of shareholders to reflect any material changes in such information. For purposes of these Bylaws, the term “shareholder associated person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, and (C) any person controlling, controlled by or under common control with such shareholder associated person.
(e)    Only such persons who are nominated in accordance with the procedures set forth in this Section 2.1 or Section 2.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.1. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty (i) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.1 or Section 2.12 (including whether the shareholder or any shareholder associated person, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s statement as required by Subsection 2.1(d)(i)(K)) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 2.1 or Section 2.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.1, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.1 and Section 2.12, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a written record executed by such shareholder or an electronically transmitted record executed by such shareholder to act for such shareholder as proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.
(f)    Without limiting the foregoing provisions of this Section 2.1, a shareholder shall also comply with all applicable requirements of the 1934 Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.1; provided, however, that any references in these Bylaws to the 1934 Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.1, and compliance with Subsections 2.1(c) and 2.1(d) (and

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Section 2.12, as the case may be) shall be the exclusive means for a shareholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act, (ii) of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act, or (iii) of the holders of any series of the corporation’s preferred stock, if any, to the extent provided for under law, the Articles of Incorporation or these Bylaws. Notice of shareholder proposals that are, or that the shareholder intends to be, governed by Rule 14a-8 under the 1934 Act are not governed by this Section 2.1.
(g)    Any notice or request required to be delivered by a shareholder to the corporation pursuant to this Section 2.1 must be either (i) set forth in an executed written record given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices, (ii) set forth in an executed electronically transmitted record, if the corporation has designated an address, location or system to which such notice or request may be electronically transmitted and the notice or request is electronically transmitted to that designated address, location or system.
2.2    SPECIAL MEETINGS.
(a)    Special meetings of the shareholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairperson of the Board (if one be elected) or by the President. The Board of Directors may designate any place as the place of any special meeting called by the Chairperson, the President or the Board.
(b)    Only such business shall be conducted at a special meeting of shareholders as shall have been specified in the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders (i) by or at the direction of the Board or any authorized committee thereof or (ii) provided that the Board has determined that directors shall be elected at such special meeting, by any shareholder of the corporation who is a shareholder of record both at the time the notice required by this Subsection 2.2(b) is delivered to and received by the Secretary and at the time of the special meeting, who is entitled to vote at the special meeting and in such election of directors, and who complies with the notice procedures set forth in Subsections 2.1(c) and 2.1(d) as to such nomination. In the event that the corporation calls a special meeting for the purpose of electing one or more directors to the Board, notice by the shareholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the sixtieth (60th) day prior to such special meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice

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as described above. Without limiting the foregoing provisions of this Subsection 2.2(b), the provisions of Subsections 2.1(e), 2.1(f) and 2.1(g) (substituting the term “special meeting” for the term “annual meeting” as applicable) shall apply to any nomination of a person for election to the Board made by a shareholder pursuant to this Subsection 2.2(b).
2.3    NOTICE OF MEETINGS. Except as otherwise provided in Subsections 2.3(b) and 2.3(c) below, the Secretary, Assistant Secretary, or any transfer agent of the corporation shall deliver, either personally or by mail, private carrier, telegraph or teletype, telephone, wire or wireless equipment which transmits a facsimile of the notice, or in an electronic transmission, not less than ten (10) nor more than sixty (60) days before the date of any meeting of shareholders, written notice stating the place, day, and time of the meeting to each shareholder of record entitled to vote at such meeting. If mailed in the United States, such notice shall be deemed to be delivered when deposited in the United States mail, with first-class postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the corporation’s record of shareholders. If mailed outside the United States, such notice shall be deemed to be delivered five (5) days after being deposited in the mail, with first-class airmail postage thereon, return receipt requested, addressed to the shareholder at the shareholder’s address as it appears on the corporation’s record of shareholders.
(a)    NOTICE OF SPECIAL MEETING. In the case of a special meeting, the written notice shall also state with reasonable clarity the purpose or purposes for which the meeting is called and the actions sought to be approved at the meeting. No business other than that specified in the notice may be transacted at a special meeting.
(b)    PROPOSED ARTICLES OF AMENDMENT OR DISSOLUTION. If the business to be conducted at any meeting includes any proposed amendment to the Articles of Incorporation or the proposed voluntary dissolution of the corporation, then the written notice shall be given not less than twenty (20) nor more than sixty (60) days before the meeting date and shall state that the purpose or one of the purposes is to consider the advisability thereof, and, in the case of a proposed amendment, shall be accompanied by a copy of the amendment.
(c)    PROPOSED MERGER, CONSOLIDATION, EXCHANGE, SALE, LEASE OR DISPOSITION. If the business to be conducted at any meeting includes any proposed plan of merger or share exchange, or any sale, lease, exchange, or other disposition of all or substantially all of the corporation’s property otherwise than in the usual or regular course of its business, then the written notice shall state that the purpose or one of the purposes is to consider the proposed plan of merger or share exchange, sale, lease, or disposition, as the case may be, shall describe the proposed action with reasonable clarity, and, if required by law, shall be accompanied by a copy or a detailed summary thereof; and written notice shall be given to each shareholder of record, whether or not entitled to vote at such meeting, not less than twenty (20) nor more than sixty (60) days before such meeting, in the manner provided in Section 2.3 above.
(d)    DECLARATION OF MAILING. A declaration of the mailing or other means of giving any notice of any shareholders’ meeting, executed by the Secretary, Assistant

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Secretary, or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.
(e)    WAIVER OF NOTICE. Notice of any shareholders’ meeting may be waived in writing by any shareholder at any time, either before or after the meeting. Except as provided below, the waiver must be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice, or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.
(f)    CONSENT TO RECEIVE NOTICE BY ELECTRONIC NOTICE. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented and designated in the consent the address, location or system to which these notices may be electronically transmitted, and such consent is in the form of either (i) an executed written record given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices or (ii) an executed electronically transmitted record, if the corporation has designated an address, location or system to which such notice or request may be electronically transmitted and the notice or request is electronically transmitted to that designated address, location or system, to receive electronically transmitted notices. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Act or other applicable statute or regulation.
(g)    REVOCATION OF CONSENT TO RECEIVE NOTICE BY ELECTRONIC TRANSMISSION. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of either (i) an executed written record given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices or (ii) an executed electronically transmitted record, if the corporation has designated an address, location or system to which such notice or request may be electronically transmitted and the notice or request is electronically transmitted to that designated address, location or system, to receive electronically transmitted notices. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two (2) consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary, the Assistant Secretary, the transfer agent or any other person responsible for giving the notices. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.
(h)    POSTING NOTICE ON AN ELECTRONIC NETWORK. Notices to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

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2.4    QUORUM. A quorum shall exist at any meeting of shareholders if a majority of the shares entitled to vote is represented in person or by proxy. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.
2.5    VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation or these Bylaws, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in his or her name on the books of the corporation. If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number is required by the Articles of Incorporation or the Act.
2.6    ADJOURNED MEETINGS. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is or must be fixed in accordance with the Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.
2.7    RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.7, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

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2.8    RECORD OF SHAREHOLDERS ENTITLED TO VOTE. After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder’s agent, or a shareholder’s attorney may inspect the shareholders list, beginning ten (10) days prior to the shareholders’ meeting and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder’s expense. The shareholders list shall be kept open for inspection during such meeting or any adjournment. Failure to comply with the requirements of this Section 2.8 shall not affect the validity of any action taken at such meeting.
2.9    MEETINGS BY REMOTE COMMUNICATION EQUIPMENT. The corporation may permit any or all shareholders to participate in a meeting of shareholders by means of, or conduct the meeting solely through the use of, remote communication at the Board of Directors’ sole discretion, as permitted by Section 23B.07.080 of the Act, with participation by such means constituting presence in person at the meeting.
2.10    PROXIES. At all meetings of shareholders, a shareholder or his or her duly authorized attorney in fact may appoint a proxy to vote for the shareholder by an executed writing or by a recorded telephone call, voice mail or other electronic transmission. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
(a)    WRITTEN AUTHORIZATION. Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means, including, but not limited to, by facsimile signature.
(b)    RECORDED TELEPHONE CALL, VOICE MAIL OR OTHER ELECTRONIC TRANSMISSION. Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission of a recorded telephone call, voice mail, or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the information upon which they relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission and the corporation shall retain copies of the transmission

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for a reasonable period of time after the election provided that they are retained for at least sixty (60) days.
2.11    ORGANIZATION.
(a)    At every meeting of shareholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Lead Independent Director of the Board of Directors, or if a Lead Independent Director has not been appointed or is also absent, the President, or, if the President is also absent, a chairperson of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairperson. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.
(b)    The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.
2.12    SHAREHOLDER NOMINATIONS INCLUDED IN THE CORPORATION’S PROXY MATERIALS.
(a)    INCLUSION OF SHAREHOLDER NOMINEES IN PROXY STATEMENT. Subject to the provisions of this Section 2.12, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of shareholders:
(i)    the names of any person or persons nominated for election to the Board of Directors (each, a “Shareholder Nominee”), which shall also be included on the corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty (20) Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 2.12 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);

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(ii)    disclosure about each Shareholder Nominee and the Nominating Shareholder required under the rules of the SEC or other applicable law to be included in the proxy statement;
(iii)    any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of each Shareholder Nominee’s election to the Board of Directors (subject, without limitation, to Subsection 2.12(e)(ii)), if such statement does not exceed five hundred (500) words and fully complies with Section 14 of the 1934 Act and the rules and regulations thereunder, including Rule 14a-9 (or any successor rule) (the “Supporting Statement”); and
(iv)    any other information that the corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Shareholder Nominee, including, without limitation, any statement in opposition to the nomination, any information provided pursuant to this Section 2.12 and any solicitation materials or related information with respect to a Shareholder Nominee.
For purposes of this Section 2.12, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors, or any officer of the corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the corporation, any Eligible Holder, any Nominating Shareholder, any Shareholder Nominee and any other person (without any further recourse). The chairperson of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Shareholder Nominee has been nominated in accordance with the requirements of this Section 2.12 and, if not so nominated, shall direct and declare at the meeting that such Shareholder Nominee shall not be considered.
(b)    MAXIMUM NUMBER OF SHAREHOLDER NOMINEES.
(i)    The corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Shareholder Nominees than that number of directors constituting the greater of (A) two (2) and (B) twenty percent (20%) of the total number of directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.12 (rounded down to the nearest whole number) (the “Maximum Number”).
(ii)    The Maximum Number for a particular annual meeting shall be reduced by (A) Shareholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting, (B) Shareholder Nominees who cease to satisfy, or Shareholder Nominees of Nominating Shareholders that cease to satisfy, the eligibility requirements in this Section 2.12, as determined by the Board of Directors, (C) Shareholder Nominees whose nomination is withdrawn by the Nominating Shareholder or who become unwilling or unable to serve on the Board of Directors, and (D) the number of

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incumbent directors who had been Shareholder Nominees with respect to any of the preceding two (2) annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.
(iii)    In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Subsection 2.12(d) but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(iv)    If the number of Shareholder Nominees pursuant to this Section 2.12 for any annual meeting of shareholders exceeds the Maximum Number because there is more than one Nominating Shareholder, then, promptly upon notice from the corporation, each Nominating Shareholder will select one Shareholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Shareholder’s Nomination Notice (as amended, as applicable), with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Shareholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Subsection 2.12(d), a Nominating Shareholder or a Shareholder Nominee ceases to satisfy the eligibility requirements in this Section 2.12, as determined by the Board of Directors, a Nominating Shareholder withdraws its nomination or a Shareholder Nominee becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the corporation (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Shareholder Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (B) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Shareholder Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of shareholders.
(c)    ELIGIBILITY OF NOMINATING SHAREHOLDER.
(i)    An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the corporation’s common stock used to satisfy the eligibility requirements in this Subsection 2.12(c) continuously for the three (3) year period specified in Subsection 2.12(c)(ii) or (B) provides to the Secretary, within the time period referred to in Subsection 2.12(d), evidence of continuous ownership of such shares for such three (3) year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the 1934 Act (or any successor rule).

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(ii)    An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 2.12 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the corporation’s common stock throughout the three (3) year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two (2) or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the corporation that demonstrates that the funds meet the criteria set forth in clause (A), (B), or (C) of this Subsection 2.12(c)(ii). In the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.12, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any shareholder cease to satisfy the eligibility requirements in this Section 2.12, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of shareholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.
(iii)    The “Minimum Number” of shares of the corporation’s common stock means three percent (3%) of the number of outstanding shares of the corporation’s common stock as of the most recent date for which such amount is given in any filing by the corporation with the SEC prior to the submission of the Nomination Notice.
(iv)    For purposes of this Section 2.12, an Eligible Holder “owns” only those outstanding shares of the corporation as to which the Eligible Holder possesses both:
(A)    the full voting and investment rights pertaining to the shares; and
(B)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement

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is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.
An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares, provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice and continues to hold such shares through the date of the annual meeting of shareholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the Board of Directors.
(v)    No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.
(d)    NOMINATION NOTICE. To nominate a Shareholder Nominee, the Nominating Shareholder must deliver to the Secretary at the principal executive offices of the corporation not less than one hundred and twenty (120) days or more than one hundred fifty (150) days before the first anniversary of the date that the corporation first sent its proxy statement for the prior year’s annual meeting of shareholders, all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before or delayed by more than thirty (30) days after such anniversary date, or if the corporation did not hold an annual meeting in the preceding year, the Nomination Notice shall be given in the manner provided herein not earlier than the one hundred fiftieth (150th) day and not later than the close of business on the later of the one hundred twentieth (120th) day before such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made:
(i)    A Schedule 14N (or any successor form) relating to each Shareholder Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules;

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(ii)    A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Shareholder Nominee that includes the following additional information, agreements, representations, and warranties by the Nominating Shareholder (including each group member):
(A)    the information required with respect to the nomination of directors pursuant to Subsection 2.1(d)(i);
(B)    the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(C)    a representation and warranty that the Nominating Shareholder acquired the securities of the corporation in the ordinary course of business and did not acquire, and is not holding, any securities of the corporation for the purpose or with the effect of influencing control or changing control of the corporation;
(D)    a representation and warranty that each Shareholder Nominee’s candidacy or, if elected, Board of Directors membership would not violate applicable state or federal law or the rules of any stock exchange on which the corporation’s securities are traded;
(E)    a representation and warranty that such Shareholder Nominee:
(1)    does not have any direct or indirect relationship with the corporation that would cause the Shareholder Nominee to be considered not independent pursuant to the corporation’s director independence requirements, including under its Corporate Governance Guidelines as most recently published on its website, and otherwise qualifies as independent under the rules of the primary stock exchange on which the corporation’s shares of common stock are traded;
(2)    is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the 1934 Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Shareholder Nominee; and
(3)    is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) and has not been convicted in a criminal proceeding within the past ten (10) years;

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(F)    a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Subsection 2.12(c) and has provided evidence of ownership to the extent required by Subsection 2.12(c)(i);
(G)    a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Subsection 2.12(c) through the date of the annual meeting of shareholders;
(H)    details of any position of a Shareholder Nominee related to any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the corporation or its affiliates) of the corporation, within the three (3) years preceding the submission of the Nomination Notice;
(I)    a representation and warranty that the Nominating Shareholder will not engage in or aid or abet a “solicitation” within the meaning of Rule 14a-1(l) of the 1934 Act (without reference to the exception in Section 14a-1(l)(2)(iv) of the 1934 Act) (or any successor rules) with respect to the annual meeting of shareholders, other than with respect to a Shareholder Nominee or any nominee of the Board of Directors;
(J)    a representation and warranty that the Nominating Shareholder will not use any proxy card other than the corporation’s proxy card in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting of shareholders;
(K)    if desired, a Supporting Statement; and
(L)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
(iii)    An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Shareholder (including each group member) agrees:
(A)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(B)    to file with the SEC any written solicitation or other communication with the corporation’s shareholders relating to one or more of the corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

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(C)    to assume all liability (which shall be joint and several with respect to other group members, if any) stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Shareholder Nominees (or those in active concert or participation with either) with the corporation, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;
(D)    to indemnify and hold harmless (which indemnification shall be joint and several with respect to other group members, if any) the corporation and each of its current and former directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its current and former directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Shareholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 2.12; and
(E)    in the event that any information included in the Nomination Notice or any other communication by the Nominating Shareholder (including with respect to any group member) with the corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or in the event that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Subsection 2.12(c), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure) notify the corporation and any other recipient of such communication of (1) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (2) such failure; and
(iv)    An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Shareholder Nominee agreeing:
(A)    to provide to the corporation the information required with respect to the nomination of directors pursuant to Subsection 2.1(d)(ii), including but not limited to a completed and signed questionnaire, representation, and agreement required by Section 2.13;
(B)    to provide to the corporation such other information and certifications, including completion of the corporation’s director questionnaire, as the corporation may reasonably request; and

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(C)    at the reasonable request of the Nominating and Corporate Governance Committee, to meet with the Nominating and Corporate Governance Committee to discuss matters relating to the nomination of such Shareholder Nominee to the Board of Directors, including the information provided by such Shareholder Nominee to the corporation in connection with his or her nomination and such Shareholder Nominee’s eligibility to serve as a member of the Board of Directors.
The information and documents required by this Subsection 2.12(d) to be provided by the Nominating Shareholder shall be (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Subsection 2.12(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the corporation.
(e)    EXCEPTIONS.
(i)    Notwithstanding anything to the contrary contained in this Subsection 2.12, the corporation may omit from its proxy statement any Shareholder Nominee and any information concerning such Shareholder Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Shareholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Shareholder Nominee, if:
(A)    the corporation receives a notice pursuant to Section 2.1(b)(iii) that a shareholder intends to nominate a candidate for director at the annual meeting of shareholders, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the corporation;
(B)    the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination submitted pursuant to this Section 2.12, the Nominating Shareholder withdraws its nomination or the chairperson of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.12 and shall therefore be disregarded;

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(C)    the Board of Directors determines that such Shareholder Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with the Articles of Incorporation or Bylaws of the corporation or any applicable law, rule or regulation to which the corporation is subject, including any rules or regulations of the primary stock exchange on which the corporation’s common stock is traded;
(D)    such Shareholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.12 at one of the corporation’s two (2) preceding annual meetings of shareholders and either withdrew or became ineligible or received a vote of less than twenty percent (20%) of the shares of the corporation’s common stock entitled to vote for such Shareholder Nominee;
(E)    such Shareholder Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; and
(F)    the corporation is notified, or the Board of Directors determines, that the Nominating Shareholder or the Shareholder Nominee has failed to continue to satisfy the eligibility requirements described in Subsection 2.12(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Shareholder Nominee becomes unwilling or unable to serve on the Board of Directors, or any material violation or breach occurs of the obligations, agreements, representations, or warranties of the Nominating Shareholder or such Shareholder Nominee under this Section 2.12.
(ii)    Notwithstanding anything to the contrary contained in this Section 2.12, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Shareholder Nominee included in the Nomination Notice, if the Board of Directors determines that:
(A)    such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(B)    such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person; or
(C)    the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule, regulation, or listing standard.

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The corporation may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.
2.13    SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT. To be eligible to be a nominee for election or reelection as a director of the corporation by a shareholder under Section 2.1 or a Nominating Shareholder under Section 2.12, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.1 or 2.12, whichever is applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation and agreement to be in the form provided by the Secretary upon written request) that such person:
(a)    is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the corporation that has not been disclosed to the corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how such person would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the corporation, or (iii) any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the corporation, with the person’s fiduciary duties under applicable law;
(b)    in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s Bylaws, Corporate Governance Guidelines, Code of Ethics, and any other corporation policies and guidelines applicable to directors; and
(c)    currently intends to serve as a director for the term for which he or she is standing for election and until his or her successor is duly elected and qualified.
ARTICLE 3
BOARD OF DIRECTORS
3.1    MANAGEMENT RESPONSIBILITY. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, except as may be otherwise provided in the Articles of Incorporation or the on Act.
3.2    NUMBER OF DIRECTORS, QUALIFICATION. The authorized number of directors of the corporation shall be not less than five (5) nor more than twelve (12), the specific number to be set by resolution of the Board of Directors. Directors need not be shareholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

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3.3    ELECTION. At each annual shareholders’ meeting, the shareholders shall elect directors to hold office for the term for which elected and, except as otherwise provided in this Section 3.3, until their respective successors are elected and qualified.
In a non-contested election, a nominee for director shall be elected by the vote of a majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, directors shall be elected by the vote of a plurality of the votes cast. A contested election is one in which the number of nominees exceeds the number of directors to be elected.
The following procedures apply in a non-contested election. A nominee who does not receive a majority vote shall not be elected. An incumbent director who is not elected because he or she does not receive a majority vote shall continue to serve as a holdover director until the earliest of (a) ninety (90) days after the date on which an inspector determines the voting results as to that director pursuant to RCW 23B.07.035(2); (b) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors pursuant to Section 3.4; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under this Section 3.3 may be filled by the Board of Directors as provided in Section 3.4. The Nominating and Corporate Governance Committee will consider promptly whether to fill the office of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. No holdover director will participate in the Nominating and Corporate Governance Committee recommendation or Board decision about filling his or her office.
3.4    VACANCIES. Unless otherwise provided by the Act, in case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors or non-election of a director pursuant to Section 3.3, the remaining directors, whether constituting a quorum or not, may fill the vacancy. A director elected to fill any vacancy shall hold office until the next shareholders’ meeting at which directors are elected at which time such director may be elected to serve until the expiration of the term of the class in which such vacancy was filled.
3.5    REMOVAL. One or more members of the Board of Directors (including the entire Board) may be removed, with or without cause, at a meeting of shareholders called expressly for that purpose. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.
3.6    RESIGNATION. Any director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no

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such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next shareholders’ meeting at which directors are elected at which time such director may be elected to serve until the expiration of the term of the class in which such vacancy was filled.
3.7    ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held without notice immediately after the annual shareholders’ meeting or any special shareholders’ meeting at which a Board is elected. Said meeting shall be held at the same place as such shareholders’ meeting unless some other place shall be specified by resolution of the Board of Directors.
3.8    REGULAR MEETINGS. Regular meetings of the Board of Directors or of any committee designated by the Board may be held at such place and such day and hour as shall from time to time be fixed by resolution of the Board or committee, without other notice than the delivery of such resolution as provided in Section 3.10.
3.9    SPECIAL MEETINGS. Special meetings of the Board of Directors or any committee designated by the Board may be called by the President or the Chairperson of the Board (if one be elected) or any director or committee member, to be held at such place and such day and hour as specified by the person or persons calling the meeting.
3.10    NOTICE OF MEETING. Notice of the date, time, and place of all special meetings of the Board of Directors or any committee designated by the Board shall be given by the Secretary, or by the person calling the meeting, by mail, private carrier, telegram, facsimile transmission, or personal communication over the telephone or otherwise, provided such notice is received at least two (2) days prior to the day upon which the meeting is to be held.
No notice of any regular meeting need be given if the time and place thereof shall have been fixed by resolution of the Board of Directors or any committee designated by the Board and a copy of such resolution has been delivered by mail, private carrier, telegram or facsimile transmission to every director or committee member and is received at least two (2) days before the first meeting held in pursuance thereof.
Notice of any meeting of the Board of Directors or any committee designated by the Board need not be given to any director or committee member if it is waived in a writing signed by the director entitled to the notice, whether before or after such meeting is held.
A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee

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designated by the Board need be specified in the notice or waiver of notice of such meeting unless required by the Articles of Incorporation or these Bylaws.
Any meeting of the Board of Directors or any committee designated by the Board shall be a legal meeting without any notice thereof having been given if all of the directors or committee members have received valid notice thereof, are present without objecting, or waive notice thereof in a writing signed by the director and delivered to the corporation for inclusion in the minutes or filing with the corporate records, or any combination thereof.
3.11    QUORUM OF DIRECTORS. A majority of the number of directors fixed by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of directors.
A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.10, to the directors who were not present at the time of the adjournment.
3.12    PRESUMPTION OF ASSENT. Any director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation within a reasonable time after adjournment of the meeting. Such right to dissent or abstain shall not be available to any director who voted in favor of such action.
3.13    ACTION BY DIRECTORS WITHOUT A MEETING. Any action required by law to be taken or which may be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee, as the case may be, either before or after the action taken and delivered to the corporation for inclusion in the minutes or filing with the corporate records, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Such consent shall have the same effect as a unanimous vote at a meeting duly held upon proper notice on the date of the last signature thereto, unless the consent specifies a later effective date.

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3.14    TELEPHONIC MEETINGS. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.
3.15    COMPENSATION. By resolution of the Board of Directors, the directors and committee members may be paid their expenses, if any, or a fixed sum or a stated salary as a director or committee member for attendance at each meeting of the Board or of such committee as the case may be. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.
3.16    COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board, may from time to time designate from among its members one or more committees, each of which must have two (2) or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:
(a)    authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;
(b)    approve or propose to shareholders action that the Act requires to be approved by shareholders;
(c)    fill vacancies on the Board of Directors or on any of its committees;
(d)    adopt any amendment to the Articles of Incorporation;
(e)    adopt, amend or repeal these Bylaws;
(f)    approve a plan of merger; or
(g)    authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.
Meetings of such committees shall be governed by the same procedures as govern the meetings of the Board of Directors. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose at the office of the corporation.
ARTICLE 4
OFFICERS
4.1    APPOINTMENT. The officers of the corporation shall be appointed annually by the Board of Directors at its annual meeting held after the annual meeting of the shareholders. If

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the appointment of officers is not held at such meeting, such appointment shall be held as soon thereafter as a Board meeting conveniently may be held. Except in the case of death, resignation or removal, each officer shall hold office at the pleasure of the Board of Directors until the next annual meeting of the Board and until his or her successor is appointed and qualified.
4.2    QUALIFICATION. None of the officers of the corporation need be a director, except as specified below. Any two (2) or more of the corporate offices may be held by the same person.
4.3    OFFICERS DESIGNATED. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Chief Financial Officer and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors.
The Board of Directors may, in its discretion, appoint a Chairperson of the Board of Directors and a Lead Independent Director of the Board of Directors; and, if a Chairperson has been appointed, the Chairperson shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers commonly incident to such office and as the Board may prescribe, and if a Lead Independent Director has been appointed, the Lead Independent Director shall, when present, preside at all meetings of the Board of Directors and the shareholders if a Chairperson has not been appointed or is absent and shall have such other powers commonly incident to such office and as the Board may prescribe.
(a)    PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the direction and control of the Board of Directors, shall supervise and control all of the assets, business, and affairs of the corporation. The President shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by resolution of the Board. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.
The President shall, unless a Chairperson of the Board of Directors has been appointed and is present or a Lead Independent Director of the Board of Directors has been appointed and is present, as the case may be, preside at all meetings of the shareholders and the Board of Directors.
(b)    VICE PRESIDENTS. In the absence of the President or his or her inability to act, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked a Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President; provided that no such Vice President shall assume the authority to preside as Chairperson of meetings of the Board unless such Vice President is a member of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board, these Bylaws or the President.

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(c)    SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him or her in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(d)    CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(e)    TREASURER. Subject to the direction and control of the Board of Directors, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; and, at the expiration of his or her term of office, he or she shall turn over to his or her successor all property of the corporation in his or her possession.
In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.
4.4    DELEGATION. In case of the absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or director or other person whom it may select.
4.5    RESIGNATION. Any officer may resign at any time by delivering written notice to the corporation. Any such resignation shall take effect when the notice is delivered unless the notice specifies a later date. Unless otherwise specified in the notice, acceptance of such resignation by the corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

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4.6    REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause. Election or appointment of an officer or agent shall not of itself create contract rights.
4.7    VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or any other cause may be filled by the Board of Directors for the unexpired portion of the term or for a new term established by the Board.
4.8    COMPENSATION. Compensation, if any, for officers and other agents and employees of the corporation shall be determined by the Board of Directors, or by the President to the extent such authority may be delegated to him or her by the Board. No officer shall be prevented from receiving compensation in such capacity by reason of the fact that he or she is also a director of the corporation.
ARTICLE 5
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION
5.1    EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.
All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
5.2    VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President.

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ARTICLE 6
STOCK
6.1    FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.1 or otherwise required by law or with respect to this Section 6.1 a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
6.2    LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

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6.3    TRANSFERS.
(a)    Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
(b)    The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such shareholders in any manner not prohibited by the Act.
6.4    REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Washington.
6.5    EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 6.1), may be signed by the Chairperson of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.
Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a

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new one may be issued therefor upon such terms (including indemnity to the corporation) as the Board of Directors may prescribe.
ARTICLE 7
BOOKS AND RECORDS
7.1    BOOKS OF ACCOUNTS, MINUTES AND SHARE REGISTER. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years; its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three (3) years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of Washington.
7.2    COPIES OF RESOLUTIONS. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President or Secretary.
ARTICLE 8
FISCAL YEAR
The fiscal year of the corporation shall be set by resolution of the Board of Directors.
ARTICLE 9
CORPORATE SEAL
The Board of Directors may adopt a corporate seal for the corporation which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words “corporate seal.”

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ARTICLE 10
INDEMNIFICATION
10.1    RIGHT TO INDEMNIFICATION. Each individual (hereinafter an “indemnitee”) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or that, while serving as a director or officer of the corporation, he or she is or was also serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another foreign or domestic corporation or of a foreign or domestic partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of the proceeding is alleged action in an official capacity as such a director, officer, employee, partner, trustee, or agent or in any other capacity while serving as such director, officer, employee, partner, trustee, or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, partner, trustee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the corporation is prohibited by the Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 10.2 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). Any advancement of expenses shall be made only upon delivery to the corporation of a written undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.1 and upon delivery to the corporation of a written affirmation (hereinafter an “affirmation”) by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the corporation pursuant to this Article 10.
10.2    RIGHT OF INDEMNITEE TO BRING SUIT. If a written claim for indemnification under Section 10.1 is not paid in full by the corporation within ninety (90) days after the corporation’s receipt thereof, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful,

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in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation have been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including the Board of Directors, independent legal counsel or the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.
10.3    NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board of Directors, contract or otherwise.
10.4    INSURANCE, CONTRACTS AND FUNDING. The corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as an agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Act. The corporation may enter into contracts with any director, officer, employee or agent of the corporation in furtherance of the provisions of this Article 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 10.
10.5    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the provisions of this Article 10 with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Act or otherwise.
10.6    PERSONS SERVING OTHER ENTITIES. Any individual who is or was a director, officer or employee of the corporation who, while a director, officer or employee of the

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corporation, is or was serving (a) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, (b) as a trustee of an employee benefit plan and the duties of the director or officer to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan or (c) in an executive or management capacity in a foreign or domestic partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership or interest shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under this Article 10.
ARTICLE 11
AMENDMENT OF BYLAWS
These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.
The foregoing Bylaws were read, approved, and duly adopted by the Board of Directors, of F5 Networks, Inc., on the 21st day of January, 2020, and the Secretary was empowered to authenticate such Bylaws by his signature below.

/s/ Scot F. Rogers
Scot F. Rogers
Secretary

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